REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audits of the
consolidated financial statements of the
SilverPepper Commodity Strategies Global
Macro Fund and the financial statements of the
SilverPepper Merger Arbitrage Fund (the
"Funds"), each a series of shares of Investment
Managers Series Trust, as of and for the period
ended June 30, 2016, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered
their internal control over financial reporting,
including control activities for safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the financial statements and to
comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion
on the effectiveness of the Funds' internal
control over financial reporting.   Accordingly,
we express no such opinion.

The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs of
controls.   A company's internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A company's internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.






To the Shareholders and
Board of Trustees of
Investment Managers Series Trust





Our consideration of the Funds' internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2016.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




/S/	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2016